Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$107,621,031
Unrealized Gain (Loss) on Market Value of Futures	(46,964,731)
Dividend Income	15,620
Interest Income	201,078
ETF Transaction Fees	29,000
Total Income (Loss)	$60,901,998

Expenses
General Partner Management Fees	$303,354
Professional Fees	61,898
Brokerage Commissions	155,490
Non-interested Directors' Fees and Expenses	3,301
Prepaid Insurance Expense	2,240
NYMEX License Fee	7,584
SEC & FINRA Registration Expense	34,286
Total Expenses	$568,153
Net Income (Loss)	$60,333,845

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$652,820,579
Additions (13,200,000 Shares)	121,455,247
Withdrawals (32,600,000 Shares)	(296,798,869)
Net Income (Loss)	60,333,845

Net Asset Value End of Month	$537,810,802
Net Asset Value Per Share (57,866,476 Shares)	$9.29

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612